Exhibit 10.5

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of March __, 2016, is by and among HUTTIG BUILDING PRODUCTS, INC., a Delaware corporation ("Parent"), HUTTIG, INC., a Delaware corporation ("Huttig") (Parent and Huttig are sometimes collectively referred to herein as "Borrowers" and individually as a "Borrower"), the other Credit Parties signatory to the hereinafter defined Credit Agreement, WELLS FARGO CAPITAL FINANCE, LLC, for itself, as a Lender, and as Agent (successor agent to General Electric Company) for Lenders ("Agent") and the other Lenders signatory to the hereinafter defined Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Borrowers, the other Credit Parties, Agent and Lenders are party to that certain Amended and Restated Credit Agreement, dated as of September 3, 2010 (as heretofore or hereafter amended, restated, supplemented or otherwise modified, the "Credit Agreement");

WHEREAS, on and subject to the terms and conditions hereof, the parties hereto wish to amend certain provisions of the Credit Agreement as set forth herein; and

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment; capitalized terms used herein without definition are so used as defined in Annex A to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Amendments.  Subject to the conditions set forth below, the Credit Agreement shall be amended as follows:

(a) Section 1.4 to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

"1.4 Use of Proceeds.  Borrowers shall utilize the proceeds of the Loans solely to pay transaction expenses relating to the amendment and restatement of the Existing Credit Agreement and for the financing of Borrowers' ordinary working capital and general corporate needs.  Borrowers shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person that (i) is subject to any Sanction on any specially designated nationals list maintained by OFAC or that is operating, organized or resident in a Sanctioned Country or (ii) is owned or controlled by any Person described in the foregoing clause (i).  Disclosure Schedule (1.4) contains a description of Borrowers' sources and uses of funds as of the Restatement Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses."

(b) Section 1.6 of the Credit Agreement is hereby amended by deleting the word "or" at the conclusion of subsection 1.6(r), replacing the "." at the conclusion of subsection 1.6(s) with "; or" and adding a new subsection 1.6(t) as follows:

"(t) that is the obligation of an Account Debtor that (i) is subject to any Sanction on any specially designated nationals list maintained by OFAC or that is operating, organized or resident in a Sanctioned Country or (ii) is owned or controlled by any Person described in the foregoing clause (i)."

(c) Section 1.7 of the Credit Agreement is hereby amended by deleting the word "or" at the conclusion of subsection 1.7(l), replacing the "." at the conclusion of subsection 1.7(m) with "; or" and adding a new subsection 1.7(n) as follows:

"(n) has been acquired from an entity that (i) is subject to any Sanction on any specially designated nationals list maintained by OFAC or that is operating, organized or resident in a Sanctioned Country or (ii) is owned or controlled by any Person described in the foregoing clause (i)."

(d) Section 1.9 of the Credit Agreement is hereby amended by deleting the reference to "first Business Day" in clause (b) therein, and substituting therefor a reference to "first day".

(e) Section 1.14 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

"1.14 Access.  Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon two (2) Business Days’ prior notice as frequently as Agent reasonably determines to be appropriate (which with respect to field exams under clause (c) below, shall occur at least once in any 15 month period): (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review and evaluate the Accounts, Inventory and other Collateral of any Credit Party and make test verifications, including without limitation, field examinations and collateral audits, and counts of the Accounts, Inventory and other Collateral of any Credit Party (other than, prior to the occurrence and continuation of an Event of Default, any verifications of Accounts requiring communications with the Account Debtors of any Credit Party).  If an Event of Default has occurred and is continuing, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice.  Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall provide Agent and each Lender with access to their suppliers and customers.  Each Credit Party shall make available to Agent and its counsel reasonably promptly originals or copies of all books and records that Agent may reasonably request.  Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party.  Agent will give Lenders at least five (5) days' prior written notice of regularly scheduled audits.  Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrowers. "

(f) Section 1.15 of the Credit Agreement is hereby amended by adding a new subsection 1.15(e) as follows:

"(e) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Fourth Amendment, the Borrowers and Agent shall treat (and the Lenders hereby shall authorize Agent to treat) the Loans as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i)."

(g) Section 1.16(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

"(a) If any law, treaty, governmental (or quasi‑governmental) rule, regulation, guideline or order regarding capital adequacy, liquidity, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, liquidity, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Restatement Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, liquidity, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction.  A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall be presumptive evidence of the matters set forth therein."

(h) Section 3 of the Credit Agreement is hereby amended by adding new Sections 3.25 and 3.26 as follows:

"3.25 OFAC.  No Credit Party or director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by an individual or entity that is currently the subject or target of any Sanction or is located, organized, operating or resident in a country, territory or jurisdiction that is the subject of a Sanction."

"3.26 Anti-Corruption Laws.  Each Credit Party has conducted its business in accordance with applicable anti-corruption laws and Sanctions and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws."

(i) Section 5 of the Credit Agreement is hereby amended by adding a new Section 5.14 as follows:

"5.14 Anti-Corruption Laws.  Each Credit Party shall conduct its business in compliance with applicable anti-corruption laws and Sanctions and maintain policies and procedures designed to promote and achieve compliance with such laws."

(j) Annex A to the Credit Agreement is hereby amended as follows:

(i) By amending the definition of " Interest Payment Date " thereof by deleting the reference to "first Business Day" in clause (a) therein, and substituting therefor a reference to "first day".

(ii) By amending the definition of "LIBOR Rate" thereof in its entirety as follows:

"LIBOR Rate" means, for each LIBOR Period, a rate of interest (in no event less than zero) determined by Agent equal to the offered rate per annum for deposits of Dollars for the applicable LIBOR Period that appears on Reuters Screen LIBOR 01 Page as of 11:00 a.m. (London, England time) two (2) Business Days prior to the first day in such LIBOR Period.  If no such offered rate exists, such rate will be the rate of interest (in no event less than zero) per annum, as determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 a.m. (London, England time) two (2) Business Days prior to the first day in such LIBOR Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such LIBOR Period for the applicable principal amount on such date of determination.

(iii) By amending the definition of "Real Estate Borrowing Base" thereof in its entirety as follows:

"Real Estate Borrowing Base" means, as of any date determined by Agent, from time to time, an amount equal to the lesser of (a) 50% of the appraised fair market value of Borrowers' owned Real Estate (based on the appraisals delivered to Agent pursuant to the Fourth Amendment) and (b) $30,000,000; provided that the Real Estate listed as item #14 on Schedule A to the Fourth Amendment shall not be included in the Real Estate Borrowing Base until such time as Agent and Lenders shall have received the information and documentation with respect thereto required pursuant to Section 5.9 within 90 days of the Fourth Amendment Effective Date (or such later period agreed to by Agent in its sole discretion)

including without limitation a current appraisal of such Real Estate, prepared by an appraiser acceptable to Agent, and in form and substance satisfactory to Agent and Lenders; provided, further, that the amount of the Real Estate Borrowing Base shall amortize monthly on a twelve and a half-year straight-line basis, beginning on the first day of the calendar month following the Fourth Amendment Effective Date.

(iv) By inserting the following new definitions therein in appropriate alphabetical order:

"Fourth Amendment" means that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of March __, 2016 by and among the Borrowers, the other Credit Parties, Agent and the Lenders.

"Fourth Amendment Effective Date" has the meaning ascribed to it in Section 3 of the Fourth Amendment.

"OFAC" means the Office of Foreign Assets Control of the U.S. Treasury Department.

"Sanction" means any sanction administered or enforced by the U.S. Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty's Treasury or other sanctions authority.

"Sanctioned Country" means a country, region or territory which is itself the target of any Sanctions.

(k) Annex G to the Credit Agreement is hereby deleted in its entirety and replaced with Annex I attached hereto.

(l) Annex H to the Credit Agreement is hereby deleted in its entirety and replaced with Annex II attached hereto.

(m) Annex I to the Credit Agreement is hereby deleted in its entirety and replaced with Annex III attached hereto.

2. Representations and Warranties of Credit Parties.  In order to induce Agent and Lenders to enter into this Amendment, each Credit Party hereby jointly and severally represents and warrants to Agent and Lenders that:

(a) Representations and Warranties.  After giving effect to this Amendment, no representation or warranty by any Credit Party contained in the Credit Agreement or any of the other Loan Documents, including this Amendment, shall be untrue or incorrect in any material respect as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date.

(b) Authorization, etc.  Each Credit Party has the power and authority to execute, deliver and perform this Amendment.  Each Credit Party has taken all necessary action

(including, without limitation, obtaining approval of its stockholders, if necessary) to authorize its execution, delivery and performance of this Amendment.  No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any Credit Party's execution, delivery and performance of this Amendment, except for those already duly obtained.  This Amendment has been duly executed and delivered by each Credit Party and constitutes the legal, valid and binding obligation of each Credit Party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).  No Credit Party's execution, delivery or performance of this Amendment conflicts with, or constitutes a violation or breach of, or constitutes a default under, or results in the creation or imposition of any Lien upon any material property of any Credit Party by reason of the terms of (i) any mortgage, deed of trust, material lease, material agreement, indenture, material contract or other material instrument to which any Credit Party is a party or which is binding upon it, (ii) any law or regulation or order or decree of any court or Governmental Authority applicable to any Credit Party, or (iii) the charter, bylaws, partnership or operating agreement, as applicable, of any Credit Party.

(c) No Default.  No Default or Event of Default has occurred and is continuing, or would result after giving effect hereto.

3. Conditions to Effectiveness.  The effectiveness of this Amendment is expressly conditioned upon the satisfaction, and delivery to Agent (on behalf of itself and Lenders), of each condition set forth in this Section 3 on or prior to the date hereof (the "Fourth Amendment Effective Date"):

(a) Amendment.  Duly executed originals of this Amendment from each Credit Party, the Agent and the Required Lenders.

(b) Revolving Notes.  Duly executed originals of Revolving Notes, or amended and restated Revolving Notes, as applicable, for each Lender requesting such a Revolving Note, executed by the Borrowers.

(c) Appraisals.  Recent appraisals for all of the owned Real Estate of the Credit Parties listed on Schedule A hereto (other than item #14 listed therein), conducted by appraiser(s) chosen by or otherwise acceptable to Agent, and in each case in form and substance (including, without limitation, in compliance with FIRREA appraisal requirements) reasonably satisfactory to Agent and Lenders.

(d) Assignment Agreements.  (i) A duly executed Assignment Agreement dated March __, 2016, by and among Wells Fargo Capital Finance, LLC, Bank of America, N.A. and Agent and (ii) a duly executed Assignment Agreement dated March __, 2016, by and among Wells Fargo Capital Finance, LLC, JPMorgan Chase Bank, N.A. and Agent.

(e) Other Documents.  All other agreements, certificates and other documents as Agent may reasonably request to accomplish the purposes of this Amendment.

4. Reference to and Effect on Loan Documents.

(a) Ratification.  Except as specifically provided in this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and each Credit Party hereby ratifies and confirms each such Loan Document.

(b) No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any right, power or remedy of Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification (except as expressly set forth in Section 1 hereof) with respect to any provision of the Credit Agreement or any of the other Loan Documents.  Upon the effectiveness of this Amendment each reference in (a) the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Agreement" shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement as amended hereby.

5. Miscellaneous.

(a) Successors and Assigns.  This Amendment shall be binding on and shall inure to the benefit of the Credit Parties, Agent and Lenders and their respective successors and assigns, except as otherwise provided herein.  No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Agent and Lenders.  The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Credit Parties, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

(b) Entire Agreement.  This Amendment, including all schedules and other documents attached hereto or incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

(c) Fees and Expenses.  As provided in Section 11.3 of the Credit Agreement, the Borrowers agree to pay on demand all fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment.

(d) Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e) Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f) Conflict of Terms.  Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Amendment shall govern and control.

(g) Counterparts.  This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  Delivery of an executed signature page to this Amendment by telecopy shall be effective as delivery of a manually executed signature page to this Amendment.

(h) Incorporation of Credit Agreement.  The provisions contained in Sections 11.9 and 11.13 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

(i) Acknowledgment.  Each Credit Party hereby acknowledges its status as a Credit Party and affirms its obligations under the Credit Agreement and represents and warrants that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the "Claims"), which any Credit Party may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the "Lender Released Parties"), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents.  In furtherance of the foregoing, each Credit Party hereby releases, acquits and forever discharges the Lender Released Parties from any and all Claims that any Credit Party may have or claim to have, relating to or arising out of or in connection with the Obligations or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Amendment.  Each Credit Party further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with respect to any and all Claims which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents.

[signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

HUTTIG BUILDING PRODUCTS, INC., as a
Borrower

By:	/s/ Donald E. Hake
Name:	Donald E. Hake
Title:	Corporate Controller / Treasurer

HUTTIG, INC., as a Borrower

By:	/s/ Donald E. Hake
Name:	Donald E. Hake
Title:	Corporate Controller / Treasurer

[Signature Page to Fourth Amendment]

WELLS FARGO CAPITAL FINANCE, LLC, as a
Lender and as Agent

By:	/s/ Kai Sorenson
Name:	Kai Sorenson
Title:	Vice President

[Signature Page to Fourth Amendment]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Thomas H. Herron
Name:	Thomas H. Herron
Title:	Senior Vice President

[Signature Page to Fourth Amendment]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Pamela Eskin
Name:	Pamela Eskin
Title:	Authorized Officer

[Signature Page to Fourth Amendment]

SCHEDULE A

Owned Real Estate at the following 14 locations:

1.	3601 N 34th Ave, Phoenix, AZ 85017-4402
2.	25 John Hancock Rd, Taunton, MA 02780-1096
3.	4072 Nash Rd, Cape Girardeau, MO 63701
4.	370 Creble Rd, Selkirk, NY 12158-2121
5.	8100 SW Hunziker St, Tigard, OR 97223-8259
6.	525 C St NW, Auburn, WA 98001-3909
7.	7 Gaywalk St, Augusta, ME 04330-8000
8.	30244 Country Road 12, Elkhart, IN 46514-8938
9.	36 Lenhardt Rd, Greenville, SC 29611-2412
10.	2194 Sage Rd, Medford, OR 97501-1345
11.	3375 N Wesleyan Blvd, Rocky Mount, NC 27804-8676
12.	350 Lasley Ave, Hanover Township, PA 18706-1429
13.	240 NW Industrial Pkwy, Jackson, MS 39213-8301
14.	123 BenBilt Pl, Greensburg, PA 15601-7658

ANNEX I

ANNEX G (Section 9.9(a))

to

CREDIT AGREEMENT

LENDERS' WIRE TRANSFER INFORMATION

Name:	Wells Fargo Capital Finance, LLC
Bank:	Wells Fargo Bank, N.A.
420 Montgomery Street, San Francisco, CA
ABA #:	121-000-248
Account #:	4124923723
Credit to:	Wells Fargo Bank, N.A.
Regarding:	Hutting Building Products, Inc.

G-1

ANNEX II

ANNEX H (Section 11.10)

to

CREDIT AGREEMENT

NOTICE ADDRESSES

(A)	If to Agent, at

Wells Fargo Capital Finance, LLC

10 South Wacker Dr., 13th Floor

Chicago, IL  60606

Attention: Kai Sorenson, Vice President, Relationship Manager

Telecopier No.:  312-332-0424

Telephone No.:  312-739-2245

with copies to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois  60601

Attention:  Kevin M. Ryan

Telecopier No.:  (312) 558-5700

Telephone No.:  (312) 558-5600

(B)	If to any Credit Party, at

Huttig Building Products, Inc.

555 Maryville University Drive

St. Louis, Missouri  63141

Attention:  Donald E. Hake

Telecopier No.:  (314) 216-2875

Telephone No.:  (314) 216-8793

With copies to:

Bryan Cave LLP

One Metropolitan Square

211 N. Broadway, Suite 3600

St. Louis, Missouri  63102

Attention:  Harold R. Burroughs

Telecopier No.:  (314) 552-8706

Telephone No.:  (314) 259-2706

H-1

ANNEX III

ANNEX I (from Annex A - Revolving Loan Commitments definition)

to

CREDIT AGREEMENT

Lender(s):

Bank of America, N.A,	$40,000,000
JPMorgan Chase Bank, N.A.	$40,000,000
Wells Fargo Capital Finance, LLC	$80,000,000
Total:	$160,000,000